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                           OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON SHARES
                                       OF

                           SUPER FOOD SERVICES, INC.

                                       AT
                              $15.50 NET PER SHARE
                                       BY
                          NFC ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               NASH-FINCH COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 6, 1996, UNLESS THE OFFER IS EXTENDED.

                                                                 October 9, 1996

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated October 9, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the Offer by NFC Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Nash-Finch Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of the Common Shares, par value $1.00 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of Super Food Services, Inc., a Delaware corporation (the "Company"), at $15.50 per Share, net to the seller in cash, without any interest, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares are not immediately available, or who cannot deliver their certificate and all other required documents to Norwest Bank Minnesota, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in
Section 4 of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The tender price is $15.50 per Share, net to you in cash, without any interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2.  The Offer is being made for all outstanding Shares

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, November 6, 1996, unless the Offer is extended.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.
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    5.  The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Date, a number of Shares which, together with the Shares beneficially owned by Parent, the Purchaser and/or other subsidiaries of Parent, represents at least a majority of the total number of Shares then outstanding on a fully diluted basis, and (ii) the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 13 and 16.

    6. The Board of Directors of the Company has unanimously approved the Offer, the Merger (as defined in the Offer to Purchase) and the Merger Agreement (as defined in the Offer to Purchase), has determined that the terms of the Offer and the Merger contemplated thereby are fair to and in the best interests of the stockholders of the Company and recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

    7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for tendered Shares or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company or the Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Piper Jaffray Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE. The enclosed Letter of Transmittal is furnished to you as an example and should not be used to tender Shares. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.
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                         INSTRUCTIONS WITH RESPECT TO:
                           OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON SHARES
                                       OF
                           SUPER FOOD SERVICES, INC.
                                       BY
                          NFC ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               NASH-FINCH COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 9, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by NFC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nash-Finch Company, a Delaware corporation, to purchase all outstanding shares of the Common Shares, par value $1.00 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of Super Food Services, Inc., a Delaware corporation, at a purchase price of $15.50 per Share, net to the Seller in cash, without any interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
Number of Shares to Be Tendered: ____________________________________ Shares*

SIGN HERE
Signature(s):___________________________________________________________________
Signature(s): __________________________________________________________________
(Print Name(s)): _______________________________________________________________
(Print Address(es)): ___________________________________________________________
(Area Code and Telephone Number(s)): ___________________________________________
(Taxpayer Identification or Social Security Number(s)): ________________________
Dated: ___________, 1996

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*Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.